EXHIBIT 3.1
DREAM FINDERS HOMES, INC.
Certificate of Designations
Series B Convertible Preferred Stock
September 14, 2026

CERTIFICATE OF DESIGNATIONS
Series B Convertible Preferred Stock
On September 14, 2026, pursuant to Section 21.155 of the Texas Business Organizations Code (“TBOC”), the Board of Directors of Dream Finders Homes, Inc., a Texas corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 675,000 authorized shares of a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock”:
RESOLVED that, pursuant to the Certificate of Formation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock,” and having an Initial Liquidation Preference of $1,000.00 per share and an initial number of authorized shares equal to 675,000, is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:
Section 1.DEFINITIONS.
“Accreted Value” means the sum of (a) the Initial Liquidation Preference and (b) any Deferred Dividend Amounts (together, without duplication, with any dividends accumulated thereon pursuant to Section 5(a)(ii)(1) to, but excluding, the date of determination) that have not been paid in full in cash, in each case per share of Convertible Preferred Stock.
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by, or under common Control with such Person.
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the issuance of shares of Series B Convertible Preferred Stock, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Section 13(d) group together with the Holder or any Attribution Parties and (iv) any other Persons whose beneficial ownership of the Common Stock would be aggregated with the Holder’s and/or any other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation as set forth in Section 10(j)(ii)(1). Notwithstanding the foregoing, "Attribution Parties" shall not include any Affiliate of the Holder (or any Person described in clauses (i) through (iv) above) whose beneficial ownership may be disaggregated pursuant to Securities and Exchange Commission guidance, which among other things, requires that such Person (A) maintains written policies and procedures that include confidentiality provisions and that are reasonably designed to prevent the flow of information regarding its holdings and investment decisions with respect to the Common Stock to and from the Holder and the other Attribution Parties, (B) does not share officers, directors, or employees with investment discretion over Common Stock (or securities convertible into or exercisable for Common Stock) with the Holder or any other Attribution Party, and (C) makes its investment decisions with respect to the Common Stock independently of the Holder and the other Attribution Parties.
“Average VWAP” per share over a certain period means the arithmetic average of the per share VWAP for each Trading Day in such period.
“Beneficial Ownership Limitation” has the meaning set forth in Section 10(j)(ii)(1).
“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of Atlanta is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Bylaws of the Company in effect on the Initial Issue Date, as the same may be amended, supplemented, or restated.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Cash Consideration Equivalent Value” shall mean the Average VWAP of the Company’s Class A Common Stock over the 30 Trading Day period ending on the date immediately prior to the Optional Conversion Date or Fundamental Change Conversion Date, as applicable.
“Certificate” means any Physical Certificate or Electronic Certificate.
“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.
“Certificate of Formation” means the Company’s Certificate of Formation, as the same may be amended, supplemented, or restated.
“Class A Common Stock” means the Company’s Class A Common Stock, $0.01 par value per share, of the Company.
“Class B Common Stock” means the Company’s Class B Common Stock, $0.01 par value per share, of the Company.
“Close of Business” means 5:00 p.m., Eastern time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the Class A Common Stock and the Class B Common Stock.
“Common Stock Change Event” has the meaning set forth in Section 10(k)(i).
“Company” has the meaning set forth in the preamble.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.
“Conversion Share” means any share of Class A Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Credit Agreement” means that certain amended and restated credit agreement, dated as of June 2, 2022, by and among the Company, as borrower; Bank of America, N.A., as administrative agent; and the lenders party thereto, as amended through the date hereof, and as may be further amended, restated, modified, renewed, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time in compliance with Section 9(i)(2) hereof.
“Deferred Dividend Amount” has the meaning set forth in Section 5(a)(ii)(1).
“Dividend Junior Stock” means any class or series of the Company’s Capital Stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock.
“Dividend Parity Stock” means any class or series of the Company’s Capital Stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).
“Dividend Senior Stock” means any class or series of the Company’s Capital Stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.
“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Cap” means, prior to receipt of the Requisite Shareholder Approval, 19.99% of the shares of Class A Common Stock immediately prior to the execution of the Subscription Agreement, calculated in accordance with the rules and regulations of the applicable Trading Market, and subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock.
“Ex-Dividend Date” means, with respect to any dividend, distribution, issuance, or other event with respect to the Class A Common Stock, the first date on which the Class A Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such dividend, distribution, issuance, or other event.
“Excess Shares” has the meaning set forth in Section 10(j)(ii)(1).
“Expiration Date” has the meaning set forth in Section 10(i)(ii)(2).
“Expiration Time” has the meaning set forth in Section 10(i)(ii)(2).
“Fundamental Change” means the occurrence of any of the following that occurs after the Initial Issue Date:
(a)    any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), other than the Company or its Wholly-Owned Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing more than 50% of the voting power of all of the Company’s then-outstanding voting stock;

(b)    the consummation of a merger, consolidation, share exchange, business combination, reorganization or similar transaction involving the Company, unless the persons who beneficially owned the voting stock of the Company immediately prior to such transaction (in their capacity as such) beneficially own, immediately after such transaction, shares representing more than 50% of the total voting power of the surviving or resulting entity (or its parent) in substantially the same proportions relative to each other as their ownership immediately prior to such transaction;
(c)    the sale, lease, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any person or group other than a Wholly-Owned Subsidiary of the Company;
(d)    Patrick O. Zalupski, together with his Affiliates and any other person directly or indirectly controlled by him, ceases to be the beneficial owner (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act, and calculated in the manner described in clause (a) above), directly or indirectly, of shares of capital stock of the Company representing at least 50% of both (i) the total voting power of all of the Company’s then-outstanding voting stock determined on a fully diluted basis (other than the Convertible Preferred Stock) and (ii) the total economic interest represented by all of the then-outstanding capital stock of the Company (other than the Convertible Preferred Stock) determined on a fully diluted basis; or
(e)    the Class A Common Stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors).
“Fundamental Change Conversion” means the conversion of any Convertible Preferred Stock in connection with a Fundamental Change in accordance with the provisions of Section 10.
“Fundamental Change Conversion Date” means, with respect to the Fundamental Change Conversion of any Convertible Preferred Stock, the date immediately prior to the date of the effectiveness of the Fundamental Change; provided that if the Company discovers that a Fundamental Change has occurred prior to the delivery of the applicable Fundamental Change Notice, or may occur less than twenty (20) Business Days prior to the anticipated effective date of such Fundamental Change, then the Fundamental Change Conversion Date shall be such date as is as prompt as practicable, but in any event no earlier than ten (10) Business Days, and no later than twenty (20) Business Days after delivery of the Fundamental Change Notice.
“Fundamental Change Conversion Notice” means a notice substantially in the form of the “Fundamental Change Conversion Notice” set forth in Exhibit C.
“Fundamental Change Conversion Price” has the meaning set forth in Section 10(i), subject to the limitations and adjustments set forth in Section 10; provided, however, that each reference in this Certificate of Designations to the Fundamental Change Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Fundamental Change Conversion Price immediately before the Close of Business on such date.
“Fundamental Change Notice” has the meaning set forth in Section 7(b)(iv).
“Fundamental Change Notice Date” means the date on which the Fundamental Change Notice is delivered.
“Fundamental Change Redemption” means the redemption of any Convertible Preferred Stock by the Company pursuant to Section 7(b).
“Fundamental Change Redemption Date” means the date fixed by the Company pursuant to Section 7(b)(ii) for the redemption of the Convertible Preferred Stock pursuant to a Fundamental Change Redemption.
“Fundamental Change Redemption Notice” has the meaning set forth in Section 7(b)(vi)(1)(A).

“Fundamental Change Redemption Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Stock upon its Fundamental Change Redemption, calculated pursuant to Section 7(b)(iii).
“Fundamental Change Redemption Right” has the meaning set forth in Section 7(b)(i).
“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any successor act or regulation thereto).
“Information Opt-Out” has the meaning set forth in Section 8(b)(iv).
“Initial Issue Date” means September 14, 2026.
“Initial Liquidation Preference” means $1,000.00 per share of Convertible Preferred Stock.
“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.
“KLIM” has the meaning set forth in Section 9.
“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.
“Liquidation Junior Stock” means any class or series of the Company’s Capital Stock, the terms of which would result in such class or series ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock.
“Liquidation Parity Stock” means any class or series of the Company’s Capital Stock (other than the Convertible Preferred Stock), the terms of which would result in such class or series ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.
“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount equal to the greater of (a) the sum of (i) the Accreted Value per share of Convertible Preferred Stock, plus (ii) accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, the date of payment of such amount, and (b) only if the Convertible Preferred Stock may be converted pursuant to Section 10 as of the date of payment of such amount, the as-converted value of such share of Convertible Preferred Stock as of the date of payment of such amount, calculated as if such Holder had converted such Convertible Preferred Stock into Class A Common Stock pursuant to an Optional Conversion or Fundamental Change Conversion, as applicable, immediately prior to the payment of such amount.

“Liquidation Senior Stock” means any class or series of the Company’s Capital Stock, the terms of which would result in such class or series ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.
“Mandatory Redemption” has the meaning set forth in Section 7(a).
“Mandatory Redemption Date” means the date fixed, pursuant to Section 7(a)(iii), for the settlement of the redemption of the Convertible Preferred Stock by the Company pursuant to a Mandatory Redemption.
“Mandatory Redemption Notice” has the meaning set forth in Section 7(a)(v).
“Mandatory Redemption Notice Date” means, with respect to a Mandatory Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Mandatory Redemption Notice pursuant to Section 7(a)(v).
“Mandatory Redemption Price” means the consideration payable by the Company to redeem any Convertible Preferred Stock upon its Mandatory Redemption, calculated pursuant to Section 7(a)(iv).
“Mandatory Redemption Price Premium” means (a) 102%, if the Mandatory Redemption Notice Date is after the third anniversary, and on or before the fourth anniversary, of the Initial Issue Date; (b) 101%, if the Mandatory Redemption Notice Date is after the fourth anniversary of the Initial Issue Date, but on or before the fifth anniversary, of the Initial Issue Date; and (c) 100%, if the Mandatory Redemption Notice Date is after the fifth anniversary of the Initial Issue Date.
“Market Disruption Event” means, with respect to any date, (a) the failure by the Trading Market on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; provided, for the avoidance of doubt, that any activation or application of Rule 201 of Regulation SHO shall not, in and of itself, constitute a Market Disruption Event, except to the extent it results in an exchange-imposed trading halt or suspension.
“Open of Business” means 9:00 a.m., Eastern time.
“Opt-In Notice” has the meaning set forth in Section 8(b)(iv).
“Opt-in Procedures” has the same meaning set forth in Section 10(j)(ii)(2).
“Opt-Out Notice” has the meaning set forth in Section 8(b)(iv).
“Optional Conversion” means the conversion of any Convertible Preferred Stock pursuant to Section 10(b).
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(c)(i) for such conversion are satisfied.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit B.

“Optional Conversion Price” has the meaning set forth in Section 10(e), subject to the limitations and adjustments set forth in Section 10; provided, however, that each reference in this Certificate of Designations to the Optional Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Optional Conversion Price immediately before the Close of Business on such date.
“Optional Conversion Trigger Date” has the meaning set forth in Section 10(a).
“Parity Stock” means any Dividend Parity Stock or Liquidation Parity Stock.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.
“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.
“Protective Provisions” has the meaning set forth in Section 8(a).
“Proxy Statement” has the meaning set forth in Section 10(j)(iii).
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” means a Mandatory Redemption or a Fundamental Change Redemption.
“Redemption Date” means a Fundamental Change Redemption Date or Mandatory Redemption Date, as applicable.
“Reference Property” has the meaning set forth in Section 10(k)(i).
“Reference Property Unit” has the meaning set forth in Section 10(k)(i).
“Register” has the meaning set forth in Section 3(e).
“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th, and December 31st of each year, beginning on December 31, 2026 (or beginning on such other date specified in the Certificate representing such share).
“Regular Dividend Rate” means 12.00% per annum; provided that commencing on the day immediately following the sixth anniversary of the Initial Issue Date, the Regular Dividend Rate shall increase by 0.50%, and shall thereafter increase by an additional 0.50% every six months (provided that in no event shall the Regular Dividend Rate exceed 15.00% per annum).
“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).
“Requisite Shareholder Approval” means the shareholder approval contemplated by the New York Stock Exchange Listed Company Manual Rule 312.03(c) and/or 312.03(d) or other applicable rule of the New York Stock Exchange or any other national securities exchange on which the Class A Common Stock is then listed with respect to the issuance of shares of Class A Common Stock upon conversion of the Convertible Preferred Stock in excess of the limitations imposed by such rule(s); provided, however, that the Requisite Shareholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange or such other national securities exchange, such shareholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Class A Common Stock; provided further, that if any Conversion Shares are issued to holders of Convertible Preferred Stock prior to the shareholder meeting called for the purpose of the Requisite Shareholder Approval, such shares shall not be counted in determining whether Requisite Shareholder Approval shall have been obtained.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit D.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Convertible Preferred Stock or Conversion Share.
“Senior Stock” means any Dividend Senior Stock or Liquidation Senior Stock.
“Spin-Off” has the meaning set forth in Section 10(i)(ii)(4)(B).
“Spin-Off Valuation Period” has the meaning set forth in Section 10(i)(ii)(4)(B).
“Subscription Agreement” means that certain subscription agreement, dated as of September 14, 2026, between the Company and each of the purchasers party thereto, as the same may be amended, supplemented or restated in accordance with its terms.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 10(k)(iii).
“TBOC” has the meaning set forth in the preamble.
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(i)(ii)(2).

“Trading Day” means any day on which (a) trading in the Class A Common Stock generally occurs on the principal U.S. national securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (b) there is no Market Disruption Event. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors).
“Transfer Agent” means the Company or its successor or, at the Company’s option, the transfer agent for the Company’s Class A Common Stock.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)    (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the security is eligible for resale pursuant to clause (i) and the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three months, an Affiliate of the Company.
“Treasury Regulations” means the Treasury regulations promulgated under the Code, as amended.
“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “DFH<Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which Class A Common Stock is listed or admitted for trading on such Trading Day is earlier, such earlier scheduled close of trading), on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.
“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.
Section 2.RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:
(i)“or” is not exclusive;
(ii)“including” means “including without limitation”;

(iii)“will” expresses a command;
(iv)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(v)a merger involving, or a transfer of assets by, a limited liability company, limited partnership, or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership, or trust, or any unwinding of any such division or allocation;
(vi)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(vii)“herein,” “hereof,” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;
(viii)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(ix)the exhibits, schedules, and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.
Section 3.THE CONVERTIBLE PREFERRED STOCK.
(a)Designation; Par Value. A series of stock of the Company titled the “Series B Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Company. The Initial Liquidation Preference is $1,000.00 per share.
(b)Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is 675,000; provided, however, that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.
(c)Form, Dating and Denominations.
(i)Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(f) and may bear notations, legends, or endorsements required by law, stock exchange rule, or The Depository Trust Company.
(ii)Certificates.
(1)Generally. The Convertible Preferred Stock will be issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates upon request by the Holder thereof pursuant to customary procedures.

(2)Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (D) upon satisfaction of any applicable requirements of the TBOC, the Certificate of Formation, and the Bylaws, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iii)No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(iv)Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.
(d)Method of Payment; Delay When Payment Date is Not a Business Day.
(i)Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend due on a Regular Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
(ii)Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day, and no interest, dividend, or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(e)Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar who will, keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder, and the transfer, exchange, repurchase, Redemption, and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive, and the Company and the Transfer Agent may treat as a Holder for all purposes each Person whose name is recorded as a Holder in the Register. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.
(f)Legends.
(i)Restricted Stock Legend.

(1)Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock, including pursuant to Section 3(h) or 3(j) (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(f)(i)(2)), then the Certificate representing such share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Optional Conversion Date or Fundamental Change Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Optional Conversion Date or Fundamental Change Conversion Date, as applicable.
(ii)Other Legends. The Certificate representing any Convertible Preferred Stock may bear such other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted, or as may be otherwise reasonably determined by the Company to be advisable or necessary.
(iii)Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(f) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)Legends on Conversion Shares.
(1)Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued were (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.
(2)Notwithstanding anything to the contrary in Section 3(f)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(f)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto as long as the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(g)Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.
(i)Provisions Applicable to All Transfers and Exchanges.
(1)Generally. Subject to this Section 3(g) and the applicable provisions of the Subscription Agreement, Convertible Preferred Stock represented by any Certificate, may be transferred or exchanged from time to time, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)No Service Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange, or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Convertible Preferred Stock, other than exchanges pursuant to Sections 3(h) or 3(p) not involving any transfer.
(3)No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(4)Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(f).
(5)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second Business Day after the date of such satisfaction.
(ii)Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:
(1)that has been surrendered for conversion, including in connection with a Fundamental Change;
(2)as to which the Mandatory Redemption Price has been paid, or irrevocably deposited for payment, on the applicable Mandatory Redemption Date pursuant to Section 7(a), except to the extent that the Company fails to pay the Mandatory Redemption Price when due; or
(3)as to which the Fundamental Change Redemption Price has been paid, or irrevocably deposited for payment, on the applicable Fundamental Change Redemption Date pursuant to Section 7(b), except to the extent that the Company fails to pay the Fundamental Change Redemption Price when due.
(h)Exchange and Cancellation of Convertible Preferred Stock to Be Converted, Repurchased, or Redeemed.

(i)Partial Conversions, Repurchases and Redemptions of Certificates. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(i)) is to be converted pursuant to Section 10 or redeemed pursuant to Section 7, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or redemption, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or redeemed, as applicable, which Certificate will be converted or redeemed, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or redemption, as applicable, are deemed to cease to be outstanding pursuant to Section 3(n).
(ii)Cancellation of Convertible Preferred Stock that Is Converted or Redeemed. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(h)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)) is to be converted pursuant to Section 10 or redeemed pursuant to Section 7, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(n) and the time such Certificate is surrendered for such conversion or redemption, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(l); and (B) in the case of a partial conversion or redemption, the Company will issue, execute, and deliver to such Holder, and cause the Transfer Agent to countersign one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or redeemed, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(f).
(i)Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock pursuant to this Certificate of Designations.
(j)Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed, or wrongfully taken, then the Company will issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction, or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed, or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.
(k)Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(l)Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.
(m)Shares Held by the Company or its Affiliates. Without limiting the generality of Sections 3(o) and 3(n), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver, or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.
(n)Outstanding Shares.
(i)Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(l); (2) paid in full upon their conversion or redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), or (iv) of this Section 3(n).
(ii)Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(j), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.
(iii)Shares to Be Redeemed. If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Mandatory Redemption Price or Fundamental Change Redemption Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Redemption Price or Mandatory Redemption Price, as applicable) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Redemption Price or Mandatory Redemption Price, as applicable, as provided in Section 7 (and, if applicable, declared Regular Dividends as provided in Section 5(c)).
(iv)Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Optional Conversion Date or the Fundamental Change Conversion Date, as applicable, for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Optional Conversion Date or Fundamental Change Conversion Date, as applicable; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, declared Regular Dividends as provided in Section 5(c)).
(o)Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(l) and the next sentence, subject to the limitations set forth in Section 5(a)(ii)(1), the Company may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(p)Notations and Exchanges. If any amendment, supplement, or waiver to the Certificate of Formation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute, and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement, or waiver.
(q)CUSIP and ISIN Numbers. The Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.
Section 4.RANKING. The Convertible Preferred Stock will rank, (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.
Section 5.DIVIDENDS.
(a)Generally.
(i)Regular Dividends.
(1)Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Initial Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)(1)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the date such Convertible Preferred Stock was initially issued) to, but excluding, the next Regular Dividend Payment Date.
(2)Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Initial Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date.
(ii)Method of Payment; Dividend Deferral.

(1)Generally. Subject to the next sentence, each declared Regular Dividend on the Convertible Preferred Stock will be paid in cash. Notwithstanding anything to the contrary in this Certificate of Designations, the Company may, in its sole discretion, on one or more occasions, defer payment of all or part of any Regular Dividend on a Regular Dividend Payment Date (the amount of such deferred Regular Dividends, the “Deferred Dividend Amount”). If the Company elects to defer payment of all or any part of a Regular Dividend on any Regular Dividend Payment Date, (i) any such Deferred Dividend Amount will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate (calculated in accordance with Section 5(a)(i)(2)) (i.e., no penalty rate is applicable) from and including the applicable Regular Dividend Payment Date upon which the Company fails to pay in cash such Deferred Dividend Amount through but not including the day upon which the Company pays in cash such Deferred Dividend Amount and all such accumulated dividends, (ii) such Deferred Dividend Amount will not be paid in-kind and (iii) the Initial Liquidation Preference on the Convertible Preferred Stock will not be increased. For the avoidance of doubt, any dividends that accumulate on a Deferred Dividend Amount pursuant to clause (i) of this Section 5(a)(ii)(1) shall, on each Regular Dividend Payment Date, be added to, and thereafter constitute part of, the Deferred Dividend Amount with respect to such share of Convertible Preferred Stock, and shall themselves accumulate dividends at the Regular Dividend Rate in accordance with this Section 5(a)(ii)(1). Any Deferred Dividend Amounts (including dividends accumulated thereon pursuant to this Section 5(a)(ii)(1)) will be payable in cash at such time as the Company pays all accumulated and unpaid Regular Dividends and Deferred Dividend Amounts in full in cash, subject to the deferral rights in this Section 5(a)(ii)(1). Unless and until all Deferred Dividend Amounts and all dividends that have accumulated on such Deferred Dividend Amounts pursuant to clause (i) of this Section 5(a)(ii)(1) have been paid in full in cash (or during any period in which the Company has defaulted under any of the Protective Provisions, in the delivery of the applicable Conversion Consideration or in the payment of the Fundamental Change Redemption Price or Mandatory Redemption Price, as applicable, and such default remains uncured), the Company shall not, directly or indirectly:
(A)declare, make or pay, or set aside for any payment, any dividends or other distributions (other than (x) in the case of Dividend Parity Stock, a dividend or distribution payable solely in shares of Dividend Parity Stock or any Junior Stock and (y) in the case of any Junior Stock, a dividend or distribution payable solely in shares of Junior Stock), whether in cash, securities or other property, on any Junior Stock or Dividend Parity Stock; provided that, while any Deferred Dividend Amounts have not been paid in full in cash, dividends may be declared and paid on the Convertible Preferred Stock and any Dividend Parity Stock (but not on any Dividend Junior Stock) so long as the dividends are declared and paid pro rata so that the amounts of dividends declared and paid per share on the Convertible Preferred Stock and such Dividend Parity Stock shall in all cases bear to each other the same ratio that any Deferred Dividend Amounts bear to any accumulated and unpaid dividends per share (whether or not declared) on the shares of such Dividend Parity Stock, (for the avoidance of doubt, the foregoing proviso shall not apply to any stock dividends or distributions pursuant to clause (x) above); or
(B)redeem, repurchase or otherwise acquire for any consideration, or pay or make available any money for a sinking fund for the redemption of, any Parity Stock or Junior Stock, provided that the foregoing limitation shall not apply to (i) purchases, redemptions or other acquisitions of Parity Stock or Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors, employees and former employees; or (ii) the net settlement of any derivative or convertible securities (whether for taxes or payment of an exercise price) not issued in violation of this Certificate of Designations.

(2)Construction. For the avoidance of doubt, in no event shall the election to defer of one or more Regular Dividends pursuant to this Section 5(a) be considered a default under this Certificate of Designations.
(b)Non-Participating Dividends. The Convertible Preferred Stock shall not be entitled to receive any dividends or distributions declared or paid on the Common Stock. Notwithstanding anything herein to the contrary, no dividend or other distribution on the Common Stock (whether in cash, securities, or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, all Regular Dividends due and payable with respect to any Regular Dividend Payment Date that has occurred have been paid in cash with respect to the Convertible Preferred Stock (including, for avoidance of doubt, any Deferred Dividend Amounts).
(c)Treatment of Dividends Upon Redemption or Conversion. If the Mandatory Redemption Date, Fundamental Change Redemption Date, Optional Conversion Date or Fundamental Change Conversion Date of any share of Convertible Preferred Stock is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding the related Redemption or conversion, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared Regular Dividend on such share. Solely for purposes of the preceding sentence, and not for any other purpose, a Regular Dividend will be deemed to be declared only to the extent that it is declared for payment in cash. Except as provided in this Section 5(c), Section 7(a)(iv), or Section 7(b)(iii), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Mandatory Redemption Date, Fundamental Change Redemption Date, Optional Conversion Date or Fundamental Change Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Mandatory Redemption Price, Fundamental Change Redemption Price, or Conversion Consideration, as applicable.
Section 6.RIGHTS UPON LIQUIDATION, DISSOLUTION, OR WINDING UP.
(a)Generally. If the Company liquidates, dissolves, or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment equal to the Liquidation Preference per share of Convertible Preferred Stock out of the Company’s assets or funds legally available for distribution to the Company’s shareholders, before any such assets or funds are distributed to, or set aside for the benefit of, any holders of Liquidation Junior Stock.
Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any, and such shares of Convertible Preferred Stock will be deemed repurchased and retired by the Company. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock, then, subject to the rights of any of the Company’s creditors, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled. For the avoidance of doubt, any liquidation, dissolution, or winding up of the Company effected in connection with a Fundamental Change shall be subject to the terms of Section 7(b).
(b)Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution, or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash, or other property, or any combination of the foregoing.

Section 7.MANDATORY REDEMPTION; REDEMPTION UPON A FUNDAMENTAL CHANGE.
(a)Right of Company to Redeem the Convertible Preferred Stock on or After the Third Anniversary of the Initial Issue Date.
(i)Right to Redeem. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 10 prior to such redemption, all, or any whole number of shares that is less than all, of the Convertible Preferred Stock, at any time and from time to time after the third anniversary of the Initial Issue Date, on a Mandatory Redemption Date for a cash purchase price equal to the Mandatory Redemption Price (such redemption, a “Mandatory Redemption”).
(ii)Redemption Prohibited in Certain Circumstances. The Company will not call for Mandatory Redemption, or otherwise send a Mandatory Redemption Notice in respect of the Mandatory Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money (if any), to fully pay the Mandatory Redemption Price in respect of all shares of Convertible Preferred Stock called for Mandatory Redemption.
(iii)Mandatory Redemption Date. The Mandatory Redemption Date for any Mandatory Redemption will be a Business Day of the Company’s choosing that is no more than 60, nor less than 30, calendar days after the Mandatory Redemption Notice Date for such Mandatory Redemption.
(iv)Mandatory Redemption Price. The Mandatory Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Mandatory Redemption is an amount in cash equal to the sum of (1) the Mandatory Redemption Price Premium multiplied by the Accreted Value for such share; plus (2) the accumulated and unpaid Regular Dividends on such share to, but excluding, such Mandatory Redemption Date; provided, however, that if such Mandatory Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (a) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Mandatory Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; (b) the Mandatory Redemption Price will not include such declared cash Regular Dividend on such share and (c) no later than the Mandatory Redemption Date, the Company will segregate, solely for the benefit of the Holders entitled thereto, cash in an amount sufficient to pay such declared cash Regular Dividend, and such segregated funds will be held and applied solely for the payment of such declared cash Regular Dividend on the applicable Regular Dividend Payment Date.
(v)Mandatory Redemption Notice. To call any share of Convertible Preferred Stock for Mandatory Redemption, the Company must send to the Holder of such share a notice of such Mandatory Redemption (a “Mandatory Redemption Notice”). Such Mandatory Redemption Notice must state, to the extent applicable:
(1)that such share has been called for Mandatory Redemption, briefly describing the Company’s Mandatory Redemption right under this Certificate of Designations;
(2)the Mandatory Redemption Date for such Mandatory Redemption;
(3)the Mandatory Redemption Price per share of Convertible Preferred Stock;

(4)if the Mandatory Redemption Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(iii);
(5)assuming the Convertible Preferred Stock may be converted pursuant to Section 10, that Convertible Preferred Stock called for Mandatory Redemption may be converted at any time before the Close of Business on the second (2nd) Business Day immediately before the Mandatory Redemption Date (or, if the Company fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, at any time until such time as the Company pays such Mandatory Redemption Price in full);
(6)the Optional Conversion Price or Fundamental Change Conversion Price, as applicable, in effect on the Mandatory Redemption Notice Date for such Mandatory Redemption; and
(7)the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.
(vi)Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Mandatory Redemption, then:
(1)the shares of Convertible Preferred Stock to be subject to such Mandatory Redemption will be redeemed by the Company pro rata; and
(2)if only a portion of the Convertible Preferred Stock is called for Mandatory Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was called for Mandatory Redemption.
(vii)Payment of the Mandatory Redemption Price. The Company will cause the Mandatory Redemption Price for each share of Convertible Preferred Stock subject to Mandatory Redemption to be paid to the Holder thereof on or before the applicable Mandatory Redemption Date. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(a)(iv) on any share of Convertible Preferred Stock subject to Redemption will be paid pursuant to such proviso and Section 5(c).
(b)Right of Holders to Require Redemption of Convertible Preferred Stock upon a Fundamental Change.
(i)Subject to the other terms of this Section 7(b), if a Fundamental Change occurs, then each Holder shall, at its election, either (i) convert all, or any whole number of shares that is less than all, of such Holder’s shares of Convertible Preferred Stock pursuant to Section 10(f) or (ii) require the Company to redeem (the “Fundamental Change Redemption Right”) all, or any whole number of shares that is less than all, of such Holders’ shares of Convertible Preferred Stock that have not been converted pursuant to the foregoing clause (i) on the Fundamental Change Redemption Date for such Fundamental Change.
(ii)Fundamental Change Redemption Date. The Fundamental Change Redemption Date for any Fundamental Change will be on or prior to the date of the effectiveness of the Fundamental Change; provided that if the Company discovers that a Fundamental Change has occurred prior to the delivery of the Fundamental Change Notice, or may occur less than twenty (20) Business Days prior to the anticipated effective date of such Fundamental Change, then the Fundamental Change Redemption Date shall be such date as is as prompt as practicable, but in any event no later than twenty (20) Business Days after delivery of the Fundamental Change Notice.

(iii)Fundamental Change Redemption Price. The Fundamental Change Redemption Price for any share of Convertible Preferred Stock to be repurchased upon a Fundamental Change Redemption following a Fundamental Change is an amount in cash equal to the greater of (x) the as-converted value of such Convertible Preferred Stock, calculated based on the Cash Consideration Equivalent Value as if such Holder had converted such shares of Convertible Preferred Stock into Class A Common Stock immediately prior to the consummation of such Fundamental Change, at the Fundamental Change Conversion Price, and (y) the sum of (I) the Accreted Value of such share to, but excluding, such Fundamental Change Redemption Date (which, if the Fundamental Change Redemption Date occurs after the third anniversary of the Initial Issue Date, shall be multiplied by the Mandatory Redemption Price Premium that would have applied to a Mandatory Redemption on such Fundamental Change Redemption Date),, plus (II) all accumulated and unpaid Regular Dividends on such share to, but excluding, such Fundamental Change Redemption Date, plus (III) if and only if the Fundamental Change Redemption Date occurs on or prior to the third anniversary of the Initial Issue Date, an amount equal to the Regular Dividends that would have accumulated on such share of Convertible Preferred Stock from and after the Fundamental Change Redemption Date and through such third anniversary of the Initial Issue Date; provided that this clause (III) shall be of no effect if such Fundamental Change Redemption Date occurs after the third anniversary of the Initial Issue Date; provided, however, that if such Fundamental Change Redemption Date is after a Regular Dividend Record Date for a Regular Dividend on the Convertible Preferred Stock that has been declared for payment in cash and on or before the next Regular Dividend Payment Date, then (1) pursuant to Section 5(c), the Holder of such share at the Close of Business on such Regular Dividend Record Date will be entitled, notwithstanding such Fundamental Change Redemption, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such declared cash Regular Dividend on such share; (2) with respect to Section 7(b)(iii)(y)(II), the Fundamental Change Redemption Price will not include such declared cash Regular Dividend on such share; and (3) no later than the Fundamental Change Redemption Date, the Company will segregate, solely for the benefit of the Holders entitled thereto, cash in an amount sufficient to pay such declared cash Regular Dividend, and such segregated funds will be held and applied solely for the payment of such declared cash Regular Dividend on the applicable Regular Dividend Payment Date.
(iv)Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates the consummation of a Fundamental Change (or, if the Company discovers that a Fundamental Change has occurred, or may occur less than twenty (20) Business Days prior to the anticipated effective date of such Fundamental Change, as promptly as practicable after such discovery by the Company), a written notice of such Fundamental Change (a “Fundamental Change Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company. A Fundamental Change Notice may be contingent upon effectiveness of the Fundamental Change and must state to the extent applicable:
(1)the Fundamental Change Redemption Date, which shall be no earlier than ten (10) Business Days after delivery of the Fundamental Change Notice;
(2)briefly, the events causing such Fundamental Change;
(3)the proposed effective date of such Fundamental Change;
(4)that Holders shall have the right to effect a Fundamental Change Redemption and/or Fundamental Change Conversion in connection with such Fundamental Change;
(5)if the Fundamental Change Redemption Date is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, that such Regular Dividend will be paid in accordance with Section 5(c) and, if applicable, the proviso to Section 7(a)(iv) or Section 7(b)(iii);

(6)that shares of Convertible Preferred Stock for which a Fundamental Change Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Fundamental Change Redemption Price;
(7)that shares of Convertible Preferred Stock that are subject to a Fundamental Change Redemption Notice that has been duly tendered may be converted only if such Fundamental Change Redemption Notice is withdrawn in accordance with this Certificate of Designations; and
(8)the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.
(v)Withdrawal of Fundamental Change Notice. If the underlying Fundamental Change has been terminated or cancelled and the Company has delivered a Fundamental Change Notice with respect to any share(s) of the Convertible Preferred Stock, the Company shall withdraw such Fundamental Change Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on the Fundamental Change Redemption Date. Such withdrawal notice must state:
(1)if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates(s); and
(2)the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number.
(vi)Procedures to Exercise the Fundamental Change Redemption Right.
(1)Delivery of Fundamental Change Redemption Notice and Shares of Convertible Preferred Stock to be Redeemed. To exercise its Fundamental Change Redemption Right for any share(s) of Convertible Preferred Stock in connection with a Fundamental Change, the Holder thereof must deliver to the Company:
(A)before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Redemption Date, a duly completed written notice of such Fundamental Change Redemption (a “Fundamental Change Redemption Notice”) with respect to such share(s); and
(B)such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates),
(2)Contents of Fundamental Change Redemption Notice. Each Fundamental Change Redemption Notice with respect to any share(s) of Convertible Preferred Stock must state:
(A)if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificates;
(B)the number of shares of Convertible Preferred Stock to be redeemed, which must be a whole number; and
(C)that such Holder is exercising its Fundamental Change Redemption Right with respect to such share(s).

(3)Withdrawal of Fundamental Change Redemption Notice. A Holder that has delivered a Fundamental Change Redemption Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Redemption Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Redemption Date. Such withdrawal notice must state:
(A)if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificates;
(B)the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and
(C)the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Redemption Notice, which must be a whole number.
If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Redemption Notice previously delivered to the Company, and such share(s) have been surrendered to the Company, then such share(s) shall be returned to the Holder thereof.
(vii)Payment of the Fundamental Change Redemption Price. The Company will cause the Fundamental Change Redemption Price for each share of Convertible Preferred Stock to be redeemed pursuant to a Fundamental Change Redemption to be paid to the Holder thereof on or before the applicable Fundamental Change Redemption Date. For the avoidance of doubt, Regular Dividends payable pursuant to the proviso to Section 7(b)(iii) on any share of Convertible Preferred Stock to be repurchased pursuant to a Fundamental Change Redemption will be paid pursuant to such proviso and Section 5(c).
(viii)Fundamental Change Agreements. To the fullest extent permitted by applicable law, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Redemption Right in a manner that is consistent with, and gives effect to, this Section 7(b) or their right to elect a Fundamental Change Conversion in a manner that is consistent with, and gives effect to, Section 10(f), and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment of the Fundamental Change Redemption Price or the Conversion Consideration in respect of shares of Convertible Preferred Stock that have not been converted into Class A Common Stock prior to the Fundamental Change Redemption Date pursuant to Section 10.
Section 8.Certain Covenants.
(a)Protective Provisions. The Company shall comply with all covenants (a) set forth in the Credit Agreement (including, without limitation, affirmative, negative, and financial covenants) without regard to whether the Credit Agreement continues to be effective after the date hereof; and (b) set forth in any agreement by and between the Company, on one hand, and any Holder or any of its Affiliates, on the other hand (the obligations referred to in clauses (a) and (b), collectively, the “Protective Provisions”). Notwithstanding the foregoing, the Series B Convertible Preferred Stock shall be treated as equity and not as a liability for purposes of determining compliance with respect to all covenants and ratios included in the Credit Agreement (regardless of the actual treatment of the Series B Convertible Preferred Stock under GAAP).

(b)Information Rights.
(i)For so long as any shares of Convertible Preferred Stock remain outstanding, the Company shall deliver to all Holders of any Convertible Preferred Stock the same information (including any financial or business information) that is required to be delivered to the administrative agent and/or the lenders under the Credit Agreement (without regard to (i) any waiver of such right by the administrative agent or the lenders under the Credit Agreement; and (ii) whether the Credit Agreement continues to be effective after the date hereof), and such information shall be delivered to such Holders who hold any of the Convertible Preferred Stock at the same time as it is required to be delivered to the administrative agent and the lenders under the Credit Agreement.
(ii)Notwithstanding the foregoing, financial statements and other reports required to be delivered pursuant to this Section 8(b) filed by the Company with the Commission and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the Commission as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Holders on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the Commission as a substitute for or successor to EDGAR).
(iii)For so long as any shares of Convertible Preferred Stock remain outstanding, each Holder or the employees of such Holder shall have the reasonable right to consult from time to time with the officers of the Company at its principal place of business regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company.
(iv)Notwithstanding anything to the contrary in this Section 8(b), any Holder may elect, by written notice to the Company (an “Opt-Out Notice”), to opt out of receiving all or any portion of the information required to be delivered to such Holder pursuant to this Section 8(b) (an “Information Opt-Out”). An Information Opt-Out shall be effective upon receipt of such Opt-Out Notice by the Company and shall remain in effect until such Holder delivers a subsequent written notice to the Company revoking such Information Opt-Out (an “Opt-In Notice”), at which time the Company shall resume delivery of the information described in this Section 8 to such Holder as promptly as reasonably practicable following receipt of such Opt-In Notice. A Holder may deliver an Opt-Out Notice or an Opt-In Notice at any time and from time to time in such Holder’s sole discretion. During the period that an Information Opt-Out is in effect with respect to any Holder, (i) the Company shall have no obligation to deliver any information to such Holder pursuant to this Section 8(b), (ii) such Holder’s rights under Section 8(b)(iii) to consult with officers of the Company shall not be affected, and (iii) the Company shall not be deemed to be in breach of its obligations under this Section 8(b) with respect to such Holder solely by reason of not delivering information that is the subject of such Information Opt-Out. For the avoidance of doubt, an Information Opt-Out shall not affect any other rights of such Holder under this Certificate of Designations.
Section 9.VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights other than those set forth below or as expressly required by the TBOC or the Certificate of Formation:
(i)Subject to Section 9(ii) below, so long as any shares of Convertible Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least 85% of the shares of Convertible Preferred Stock (which Holders must include Kennedy Lewis Investment Management, LLC and/or its Affiliates (including Millrose Properties, Inc. and/or its Affiliates) (together, “KLIM”) for as long as KLIM collectively holds at least 25% of the issued and outstanding shares of Convertible Preferred Stock), voting together as a single class, given in person or by proxy, either in writing or at a meeting:

(1)amend, alter, repeal or otherwise modify (whether by amendment, merger or otherwise) any of the provisions of (A) the Certificate of Formation or the Bylaws so as to adversely affect in any material respect any right, preference, privilege or voting rights of the shares of Convertible Preferred Stock or (B) this Certificate of Designations,
(2)effect any amendment, restatement, modification, waiver, replacement in any manner (whether upon or after termination or otherwise) or refinancing in whole or in part of the Credit Agreement that would adversely and materially affect the rights of holders of the Convertible Preferred Stock;
(3)create (by reclassification or otherwise) any new class or series of Senior Stock or Parity Stock, or increase the authorized number of shares of Senior Stock, Parity Stock or Convertible Preferred Stock, or issue any additional shares of Senior Stock, Parity Stock or Convertible Preferred Stock (other than as expressly contemplated by the Subscription Agreement);
(4)consummate a binding share exchange or reclassification involving the shares of Convertible Preferred Stock or a merger or consolidation of the Company with another entity, unless in each case in this clause (4): (A) shares of Convertible Preferred Stock remain outstanding without any amendment, alteration or repeal that would require approval under clause (1) above; or (B) in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, all outstanding shares of Convertible Preferred Stock are converted into or exchange for preference securities of the resulting entity or its ultimate parent; provided, however, that no right, preference, privilege or voting power of such preference securities is in any material respect less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock immediately prior to such consummation; provided, further, that, in any such case, to the extent such transaction constitutes a Fundamental Change, such transaction was entered into in accordance with Section 7(b)(viii); or
(5)agree, authorize or commit to do any of the foregoing.
(ii)In addition to Section 9(i) above, no amendment, modification, supplement or waiver (in each case, including by merger, consolidation or otherwise) of the terms of the Certificate of Formation, this Certificate of Designations or the preferences, powers or rights of the Holders shall be made or given effect without the vote or written consent of (x) in the case of clauses (1) through (6), each Holder affected thereby (as to the Convertible Preferred Stock held by such affected Holder) and (y) in the case of clause (7), all Holders, to the extent that the same shall:
(1)reduce the Regular Dividend Rate, change the Regular Dividend Payment Date or change the manner in which Deferred Dividend Amounts accrue or are paid;
(2)reduce the Mandatory Redemption Price or the Fundamental Change Redemption Price, or change the conditions under which payment of the Mandatory Redemption Price or Fundamental Change Redemption Price must be paid;
(3)change the Optional Conversion Price, the Fundamental Change Conversion Price, the Conversion Consideration, or the conditions under which a Holder may convert Convertible Preferred Stock;
(4)reduce the Accreted Value or the Liquidation Preference of any share of Convertible Preferred Stock;

(5)make any change to this Section 9 (including any changes to the consent and/or approval thresholds) that is materially adverse to any Holder;
(6)adversely affect the rights of any Holder of Convertible Preferred Stock in a manner disproportionate to the rights of any other Holders of Convertible Preferred Stock; or
(7)make any change to the last sentence of this Section 9.
(iii)No consideration (including any modification of this Certificate of Designations) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designations unless the same consideration is also offered to all of the Holders of the outstanding shares of Convertible Preferred Stock. For clarification purposes, this provision is intended for the Company to treat all Holders as a single class and shall not in any way be construed as such Holders in acting in concert or as a group with respect to the purchase, disposition or voting of the Convertible Preferred Stock or otherwise.
In all cases in which the Holders shall be entitled to vote, each share of Convertible Preferred Stock shall be entitled to one vote.
Section 10.CONVERSION.
(a)Generally. Subject to the provisions of this Section 10, including those set forth in Section 10(g), the Convertible Preferred Stock may be converted only (i) pursuant to an Optional Conversion requested by the Holder or Holders of the Convertible Preferred Stock on or after the sixth anniversary of the Initial Issue Date or (ii) in connection with a Fundamental Change as set forth in Section 10(f) at any time; provided, however, that in the event the Company (X) is in default of any of the Protective Provisions, which default continues uncured for a period of more than 90 days after the expiration of all applicable cure or grace periods as provided in the applicable agreements (as such agreements may be amended from time to time pursuant to their terms and as permitted under Section 9(i)(2) hereof) or (Y) calls all or a portion of the Convertible Preferred Stock for Mandatory Redemption and fails to pay the Mandatory Redemption Price when due (such 91st day or the date the Company fails to pay the Mandatory Redemption Price, as applicable being the “Optional Conversion Trigger Date”), then the Holder or Holders of the Convertible Preferred Stock may request an Optional Conversion at any time on or after the Optional Conversion Trigger Date.
(b)Optional Conversion.
(i)Conversion Right; When Shares May Be Submitted for Optional Conversion. Subject to the provisions of Section 10(a), Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,
(1)if a Fundamental Change Redemption Notice or a Fundamental Change Conversion Notice has been duly delivered, and not withdrawn, with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the Fundamental Change Redemption Date or Fundamental Change Conversion Date, as applicable, except to the extent (A) the Company fails to pay the Fundamental Change Redemption Price for such share in accordance with this Certificate of Designations, or (B) the Company fails to pay or deliver, as applicable, the Fundamental Change Conversion Consideration, in accordance with this Certificate of Designations; and

(2)shares of Convertible Preferred Stock that are called for Mandatory Redemption may not be submitted for Optional Conversion after the Close of Business on the second (2nd) Business Day immediately prior to any Mandatory Redemption Date; provided, that if the Company fails to pay the Mandatory Redemption Price due on such Mandatory Redemption Date in full, such shares of Convertible Preferred Stock may be submitted for Optional Conversion at any time until such time as the Company pays such Mandatory Redemption Price in full.
(ii)Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(iii)Contingent Conversion Notice. A Holder delivering an Optional Conversion Notice hereunder may specify in such Optional Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change, in which case such Optional Conversion shall not occur until such time as such Fundamental Change has been consummated, and if such Fundamental Change is terminated or cancelled, such Optional Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent Optional Conversion shall occur prior to the Fundamental Change Redemption or Fundamental Change Conversion that could have otherwise been effected in connection with such Fundamental Change.
(c)Conversion Procedures for Optional Conversion.
(i)Requirements for Holders to Exercise Optional Conversion Right.
(1)Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign, and deliver to the Company an Optional Conversion Notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable unless such Optional Conversion is contingent upon the consummation of a Fundamental Change); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes.
(2)Optional Conversion Permitted Only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(ii)Treatment of Accumulated Regular Dividends upon Conversion.
(1)No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(a)(ii)(1) and Section 10(h)(i), the Optional Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.
(2)Conversions Between a Record Date and a Regular Dividend Payment Date. If the Optional Conversion Date of any share of Convertible Preferred Stock to be converted is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then such Regular Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.
(iii)When Holders Become Shareholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Class A Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Optional Conversion Date for such conversion.

(d)Settlement upon Optional Conversion.
(i)Generally. Subject to the terms of this Section 10(d), Section 10(e)(i), Section 10(f), and Section 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Accreted Value of such share of Convertible Preferred Stock immediately before the Close of Business on the Optional Conversion Date for such conversion; plus (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Optional Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Accreted Value referred to in the preceding clause (x)); by (II) the Optional Conversion Price in effect immediately before the Close of Business on such Optional Conversion Date; provided, that, unless Requisite Shareholder Approval has been obtained, the Company shall pay cash in lieu of any shares of Class A Common Stock issuable upon such conversion in excess of the Exchange Cap based on the Cash Consideration Equivalent Value.
(ii)Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Class A Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Optional Conversion Date for such conversion (or, if such Optional Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Class A Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(d)(ii), this Section 10(d)(iii) or the Exchange Cap) times (2) the Cash Consideration Equivalent Value. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Optional Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 10(d)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(d)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
(iv)Delivery of Conversion Consideration. Except as provided in Section 10(j), with respect to an Optional Conversion, the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second Business Day immediately after the Optional Conversion Date for such conversion. subject to any delays in the delivery of shares of Class A Common Stock due to the operation of the provisions related to the Opt-In Procedures described in Section 10(j)(ii)(2).

(v)Make-Whole Payment. Notwithstanding anything to the contrary contained in this Certificate of Designations, if (A) any Convertible Preferred Stock is to be converted; and (B) the applicable Optional Conversion Price, without giving effect to Section 10(e)(vi) and Section 10(e)(vii), for such conversion is less than $4.19, then, in addition to the delivery of the applicable number of shares of Class A Common Stock pursuant to Section 10(d)(i), the Company shall make a cash payment to each Holder of Convertible Preferred Stock being converted equal to the product of (1) the sum of (x) the number of shares of Class A Common Stock that would be issuable upon such conversion without giving effect to Section 10(e)(vi) and Section 10(e)(vii); less (y) the number of shares of Class A Common Stock that would be issuable upon such conversion with giving effect to Section 10(e)(vi) and Section 10(e)(vii); times (2) the Cash Consideration Equivalent Value per share of Class A Common Stock on the Optional Conversion Date for such Optional Conversion.
(e)Optional Conversion Price Calculations and Adjustments.
(i)Calculation of Optional Conversion Price. The Optional Conversion Price will be equal to the product of (1) the average of the Last Reported Sale Price for the Class A Common Stock for the ninety (90) Trading Days immediately preceding but not including the date of the Optional Conversion Notice multiplied by (2) (A) 0.80 if such Optional Conversion Notice is given on or after the sixth anniversary of the Initial Issue Date; or (B) only if such Optional Conversion Notice is given after an Optional Conversion Trigger Date, 0.75 (regardless of whether such date occurs after the sixth anniversary of the Initial Issue Date), all subject to the adjustments and limitations set forth in this Section 10. Notwithstanding anything to the contrary in this Certificate of Designations, the Optional Conversion Price shall be adjusted equitably for stock dividends, stock splits, stock combinations, cash dividends, other distributions, tender offers, exchange offers and similar events with respect to the Class A Common Stock.
(ii)No Adjustments. Without limiting the operation of Section 5(a)(ii)(1) and Section 10(d)(i), the Company will not be required to adjust the Optional Conversion Price except pursuant to Section 10(e)(i).
(iii)Adjustment Deferral. If an adjustment to the Optional Conversion Price otherwise required by this Certificate of Designations would result in a change of less than 1% to the Optional Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least 1% to the Optional Conversion Price; (2) the Optional Conversion Date of any share of Convertible Preferred Stock; (3) the Fundamental Change Conversion Date of any share of Convertible Preferred Stock; (4) the Mandatory Redemption Notice Date for any Mandatory Redemption; and (5) the Fundamental Change Notice Date for any Fundamental Change Redemption.
(iv)Calculations. All calculations with respect to the Optional Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).
(v)Notice of Optional Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Optional Conversion Price pursuant to Section 10(e)(i), the Company will, as soon as reasonably practicable and no later than ten Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Optional Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(vi)Limitation on Voluntary Optional Conversion Price Decreases. Notwithstanding anything in this Section 10(e) to the contrary, the Company may not decrease the Optional Conversion Price pursuant to Section 10(e)(i) to the extent such decrease would cause the Optional Conversion Price to be less than $4.19 per share of Class A Common Stock (subject to proportionate adjustments for stock dividends, stock splits, stock combinations, cash dividends, other distributions, tender offers, exchange offers and similar events with respect to the Class A Common Stock).
(vii)Limitation on Adjustments. Notwithstanding anything to the contrary in this Certificate of Designations, no adjustment will be made to the Optional Conversion Price pursuant to Section 10(e)(i) to the extent, but only to the extent, such adjustment would cause the Optional Conversion Price to be less than $4.19 per share of Class A Common Stock (subject to proportionate adjustments for stock dividends, stock splits, stock combinations, cash dividends, other distributions, tender offers, exchange offers and similar events with respect to the Class A Common Stock).
(f)Fundamental Change Conversion at the Option of the Holders.
(i)Conversion Right; When Shares May Be Submitted for Fundamental Change Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to a Fundamental Change Conversion following the receipt of a Fundamental Change Notice.
(ii)Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(iii)Contingent Conversion Notice. A Holder delivering a Fundamental Change Conversion Notice hereunder may specify in such Fundamental Change Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change, in which case such Fundamental Change Conversion shall not occur until such time as such Fundamental Change has been consummated, and if such Fundamental Change is terminated or cancelled, such Fundamental Change Conversion Notice shall be deemed to be withdrawn.
(g)Conversion Procedures for Fundamental Change Conversion.
(i)Requirements for Holders to Exercise Fundamental Change Conversion Right.
(1)Generally. To convert any share of Convertible Preferred Stock pursuant to a Fundamental Change Conversion, the Holder of such share must (a) receive a Fundamental Change Notice from the Company; (b) complete, manually sign, and deliver to the Company a Fundamental Change Conversion Notice at any time before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Conversion Date, provided that any Fundamental Change Conversion Notice may be withdrawn by delivering notice of withdrawal to the Company at any time before the Close of Business on the second (2nd) Business Day immediately before the related Fundamental Change Conversion Date; (c) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Company (which Physical Certificate(s) shall be returned to the applicable Holder upon the Company’s receipt of any withdrawal of the applicable Fundamental Change Conversion Notice); (d) furnish any endorsements and transfer documents that the Company may require; and (e) if applicable, pay any documentary or other taxes.
(2)Fundamental Change Conversion Permitted Only During Business Hours. Convertible Preferred Stock may be surrendered for Fundamental Change Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(ii)Treatment of Accumulated Regular Dividends upon Conversion.
(1)No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(a)(ii)(1) and Section 10(d)(i), the Fundamental Change Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.
(2)Conversions Between a Record Date and a Regular Dividend Payment Date. If the Fundamental Change Conversion Date of any share of Convertible Preferred Stock to be converted is after a Regular Dividend Record Date for a declared Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then such Regular Dividend will be paid pursuant to Section 5(c) notwithstanding such conversion.
(iii)When Holders Become Shareholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Class A Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Fundamental Change Conversion Date for such conversion.
(h)Settlement upon Fundamental Change Conversion.
(i)Generally. Subject to the terms of this Section 10(h), Section 10(i)(i), Section 10(j), and Section 12(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Accreted Value of such share of Convertible Preferred Stock immediately before the Close of Business on the Fundamental Change Conversion Date for such conversion, plus (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Fundamental Change Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Accreted Value referred to in the preceding clause (x)); by (II) the Fundamental Change Conversion Price in effect immediately before the Close of Business on such Fundamental Change Conversion Date; provided, that, unless Requisite Shareholder Approval has been obtained, the Company shall pay cash in lieu of any shares of Class A Common Stock issuable upon such conversion in excess of the Exchange Cap based on the Cash Consideration Equivalent Value.
(ii)Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 12(b), in lieu of delivering any fractional share of Class A Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Class A Common Stock on the Fundamental Change Conversion Date for such conversion (or, if such Fundamental Change Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)Delivery of Conversion Consideration. Except as provided in Section 10(i)(ii)(4)(B) and Section 10(j), with respect to a Fundamental Change Conversion, the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock immediately prior to the effectiveness of the Fundamental Change; provided that if the Fundamental Change is discovered by the Company after its effectiveness, then the Company will pay or deliver, as applicable, such Conversion Consideration no later than the second (2nd) Business Day after the Fundamental Change Conversion Date, subject to any delays in the delivery of shares of Class A Common Stock due to the operation of the provisions related to the Opt-In Procedures described in Section 10(j)(ii)(2).

(iv)Make-Whole Payment. Notwithstanding anything to the contrary contained in this Certificate of Designations, if (A) any Convertible Preferred Stock is to be converted; and (B) the applicable Fundamental Change Conversion Price, without giving effect to Section 10(i)(vii) and Section 10(i)(viii), for such conversion is less than $4.19, then, in addition to the delivery of the applicable number of shares of Class A Common Stock pursuant to Section 10(h)(i), the Company shall make a cash payment to each Holder of Convertible Preferred Stock being converted equal to the product of (1) the sum of (x) the number of shares of Class A Common Stock that would be issuable upon such conversion without giving effect to Section 10(i)(vii) and Section 10(i)(viii); less (y) the number of shares of Class A Common Stock that would be issuable upon such conversion with giving effect to Section 10(i)(vii) and Section 10(i)(viii); times (2) the Cash Consideration Equivalent Value.
(i)Fundamental Change Conversion Price Calculations and Adjustments.
(i)Calculation of Fundamental Change Conversion Price. The Fundamental Change Conversion Price will be equal to the Average VWAP of the Class A Common Stock for the thirty (30) Trading Days beginning on, and including, the Initial Issue Date, or, if the Initial Issue Date is not a Trading Day, the first Trading Day after the Initial Issue Date, subject to the adjustments and limitations set forth in this Section 10.
(ii)Fundamental Change Conversion Price Adjustments. The Fundamental Change Conversion Price will be adjusted from time to time as follows:
(1)Stock Splits and Combinations. If the Company issues shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of Class A Common Stock, or if the Company effects a stock split or a stock combination of the Class A Common Stock (in each case excluding an issuance solely pursuant to a dividend or distribution payable solely in shares of Class A Common Stock, as permitted in Section 5(a)(ii)(1)(A), or a Common Stock Change Event, as to which Section 10(k) will apply, then the Fundamental Change Conversion Price will be adjusted based on the following formula:
CP₁ = CP₀ × (OS₀ / OS₁)
where:
CP₀ = the Fundamental Change Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;
CP₁ = the Fundamental Change Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;
OS₀ = the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS₁ = the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(i)(ii)(1) is declared or announced, but not so paid or made, then the Fundamental Change Conversion Price will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Fundamental Change Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
For purposes of this Section 10(i)(ii)(1), the number of shares of Class A Common Stock outstanding at any time will: (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock; and (2) exclude shares of Class A Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distributions on shares of Class A Common Stock held in its treasury).
(2)Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Class A Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Fundamental Change Conversion Price will be decreased based on the following formula:
CP₁ = CP₀ × ((SP x OS₀) / (AC + (SP x OS₁)))
where:
CP₀ = the Fundamental Change Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;
CP₁ = the Fundamental Change Conversion Price in effect immediately after the Expiration Time;
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
OS₀ = the number of shares of Class A Common Stock outstanding immediately before the Expiration Time (including all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);
AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Class A Common Stock purchased or exchanged in such tender or exchange offer; and
OS₁ = the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (excluding all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);
provided, however, that the Fundamental Change Conversion Price will in no event be adjusted up pursuant to this Section 10(i)(ii)(2), except to the extent provided in the immediately following paragraph.

The adjustment to the Fundamental Change Conversion Price pursuant to this Section 10(i)(ii)(2) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Fundamental Change Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Common Stock in such tender or exchange offer are rescinded, the Fundamental Change Conversion Price will be readjusted to the Fundamental Change Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(3)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Class A Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which Section 10(i)(ii)(4)(A) and Section 10(i)(vi) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Fundamental Change Conversion Price will be decreased based on the following formula:
CP₁ = CP₀ × ((OS + Y) / (OS + X))
where:
CP₀ = the Fundamental Change Conversion Price in effect immediately before the Close of Business on such Record Date;
CP₁ = the Fundamental Change Conversion Price in effect immediately after the Close of Business on such Record Date;
OS = the number of shares of Class A Common Stock outstanding immediately before the Close of Business on such Record Date;
Y = a number of shares of Class A Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and
X = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Fundamental Change Conversion Price will be readjusted to the Fundamental Change Conversion Price that would then be in effect had the decrease to the Fundamental Change Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Fundamental Change Conversion Price will be readjusted to the Fundamental Change Conversion Price that would then be in effect had the decrease to the Fundamental Change Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this Section 10(i)(ii)(3), in determining whether any rights, options or warrants entitle holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.
(4)Spin-Offs and Other Distributed Property.
(A)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding:
i.dividends, distributions, rights, options or warrants for which an adjustment to the Fundamental Change Conversion Price is required pursuant to Section 10(i)(ii)(1) or Section 10(i)(ii)(3);
ii.rights issued or otherwise distributed pursuant to a shareholder rights plan, except to the extent provided in Section 10(i)(vi);
iii.Spin-Offs for which an adjustment to the Fundamental Change Conversion Price is required pursuant to Section 10(i)(ii)(4)(B);
iv.a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 10(i)(ii)(2) will apply; and
v.a distribution solely pursuant to a Common Stock Change Event, as to which Section 10(k) will apply,

then the Fundamental Change Conversion Price will be decreased based on the following formula:
CP₁ = CP₀ × ((SP − FMV) / SP)
where:
CP₀ = the Fundamental Change Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;
CP₁ = the Fundamental Change Conversion Price in effect immediately after the Close of Business on such Record Date;
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and
FMV = the fair market value (as determined by the Board of Directors in good faith), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class A Common Stock pursuant to such distribution;
provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Fundamental Change Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Class A Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the Accreted Value of one (1) share of Convertible Preferred Stock as of immediately before the Close of Business on such Record Date by (y) the Fundamental Change Conversion Price as of immediately before the Close of Business on such Record Date.
To the extent such distribution is not so paid or made, the Fundamental Change Conversion Price will be readjusted to the Fundamental Change Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(B)Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Class A Common Stock (other than solely pursuant to (x) or a Common Stock Change Event, as to which Section 10(k) will apply; or (y) a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 10(i)(ii)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Fundamental Change Conversion Price will be decreased based on the following formula:

CP₁ = CP₀ × (SP / (FMV + SP))
where:
CP₀ = the Fundamental Change Conversion Price in effect immediately before the Close of Business on the Record Date for such Spin-Off;
CP₁ = the Fundamental Change Conversion Price in effect immediately after the Close of Business on such Record Date;
SP = the average of the Last Reported Sale Prices per share of Class A Common Stock for each Trading Day in the Spin-Off Valuation Period; and
FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Class A Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class A Common Stock in such Spin-Off.
The adjustment to the Fundamental Change Conversion Price pursuant to this Section 10(i)(ii)(4)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If the Fundamental Change Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Spin-Off Valuation Period.
To the extent any dividend or distribution of the type described in this Section 10(i)(ii)(4)(B) is declared but not made or paid, the Fundamental Change Conversion Price will be readjusted to the Fundamental Change Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(iii)Adjustment Deferral. If an adjustment to the Fundamental Change Conversion Price otherwise required by this Certificate of Designations would result in a change of less than 1% to the Fundamental Change Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least 1% to the Fundamental Change Conversion Price; (2) the Optional Conversion Date of any share of Convertible Preferred Stock; (3) the Fundamental Change Conversion Date of any share of Convertible Preferred Stock; (4) the Mandatory Redemption Notice Date for any Mandatory Redemption; and (5) the Fundamental Change Notice Date for any Fundamental Change Redemption.
(iv)Calculations. All calculations with respect to the Fundamental Change Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(v)Notice of Fundamental Change Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Fundamental Change Conversion Price pursuant to Section 10(i)(ii), the Company will, as soon as reasonably practicable and no later than ten Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Fundamental Change Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(vi)Shareholder Rights Plan. If any shares of Class A Common Stock are to be issued upon a Fundamental Change Conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any shareholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise due upon such conversion, the rights set forth in such shareholder rights plan, unless such rights have separated from the Class A Common Stock at such time, in which case, and only in such case, the Fundamental Change Conversion Price will be adjusted pursuant to Section 10(i)(ii)(4)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in Section 10(i)(ii)(4)(A) to all holders of Class A Common Stock, subject to readjustment pursuant to Section 10(i)(ii)(4)(A) if such rights expire, terminate or are redeemed.
(vii)Limitation on Voluntary Fundamental Change Conversion Price Decreases. Notwithstanding anything in this Section 10(i) to the contrary, the Company may not decrease the Fundamental Change Conversion Price pursuant to Section 10(i)(ii) to the extent such decrease would cause the Fundamental Change Conversion Price to be less than $4.19 per share of Class A Common Stock (subject to proportionate adjustments pursuant to Section 10(i)(ii)).
(viii)Limitation on Adjustments. Notwithstanding anything to the contrary in this Certificate of Designations, no adjustment will be made to the Fundamental Change Conversion Price pursuant to Section 10(i)(ii) to the extent, but only to the extent, such adjustment would cause the Fundamental Change Conversion Price to be less than $4.19 per share of Class A Common Stock (subject to proportionate adjustments pursuant to Section 10(i)(ii)).
(j)Additional Restriction on Conversions.
(i)Exchange Cap. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Shareholder Approval is obtained, no shares of Class A Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, to the extent, and only to the extent, that such issuance, delivery, conversion, or convertibility would result in the issuance of shares of Class A Common Stock that would exceed the Exchange Cap in the aggregate. The Exchange Cap shall be allocated among the Holders pro rata based on the number of shares of Convertible Preferred Stock held by each such Holder. For purposes of this Section 10(j)(i), beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. Any purported delivery of shares of Class A Common Stock upon conversion of any Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Exchange Cap.
(ii)Beneficial Ownership Limitation.
(1)Notwithstanding anything herein to the contrary, no conversion of a share of Convertible Preferred Stock shall be effective, and a Holder shall not have the right to convert any portion of the Convertible Preferred Stock and any such conversion shall be null and void and shall be canceled ab initio and treated as if never made, to the extent that, after giving effect to an attempted or proposed conversion, as the case may be, such Holder together with any Attribution Parties would collectively beneficially own a number of shares of Class A Common Stock in excess of the Beneficial Ownership Limitation (as defined herein), subject to such Holder's compliance with the procedures set forth in Section 10 (j)(ii)(2). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (A) conversion of the remaining, unconverted Convertible Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) the exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 10(j)(ii)(1), beneficial ownership and calculations of percentage ownership will, except as set forth in the prior sentence, be determined in accordance with Rule 13d-3 under the Exchange Act. For purposes of this Section 10(j), in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Company that is filed with the Commission, or (C) a more recent notice by the Company or the Company’s transfer agent to the Holder setting forth the number of shares of Class A Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Company shall, within one (1) Trading Day thereof, confirm orally and in writing to such Holder (which may be via email) the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Company, including shares of Convertible Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Class A Common Stock was last publicly reported or confirmed to the Holder. The Holder on the applicable Conversion Notice shall disclose to the Company the number of shares of Common Stock that it, together with the Attribution Parties, beneficially owns. The “Beneficial Ownership Limitation” shall initially be set at 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock pursuant to such Optional Conversion Notice or Fundamental Change Conversion Notice, as applicable, for each Holder and its Attribution Parties. Any Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to such Holder, provided that the Beneficial Ownership Limitation in no event shall exceed 19.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock pursuant to such Optional Conversion Notice or Fundamental Change Conversion Notice, as applicable, for each Holder and its Attribution Parties. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. For the avoidance of doubt, the Beneficial Ownership Limitation is separate and distinct from the Exchange Cap, and the restrictions relating to the Exchange Cap are set forth in Section 10(j)(i). Nothing in the Beneficial Ownership Limitation shall limit, waive or otherwise affect the Exchange Cap or the restrictions set forth in Section 10(j)(i). The Company shall be entitled to rely on representations made to it by the Holder in any Optional Conversion Notice or Fundamental Change Conversion Notice regarding its beneficial ownership. Subject to the procedures set forth in Section 10(j)(ii)(2), in the event that the issuance of shares of Class A Common Stock to the Holder upon conversion of the Convertible Preferred Stock would result in the Holder, together with its Attribution Parties, being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the Holder’s, together with the Attribution Parties’, aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder and/or the Attribution Parties shall not have the power to vote or to transfer the Excess Shares. If any Excess Shares are issued, such issuance shall be deemed null and void and shall be cancelled ab initio, the Company shall return to the Holder the Convertible Preferred Stock submitted for conversion as soon as reasonably practicable. For purposes of clarity, any shares of Class A Common Stock issuable upon the conversion of the Convertible Preferred Stock in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Holder or the Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder or Section 16 of the Exchange Act and the rules promulgated thereunder, including Rule 16a-1(a)(1) under the Exchange Act. No prior inability to convert the Convertible Preferred Stock pursuant to this Section 10(j)(ii)(1) shall have any effect on the applicability of the provisions of this Section 10(j)(ii)(1) with respect to any subsequent determination of exercisability. The provisions of this Section 10(j)(ii)(1) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10(j)(ii)(1) to the extent necessary to correct this Section 10(j)(ii)(1) or any portion of this Section 10(j)(ii)(1) which may be defective or inconsistent with the intended beneficial ownership limitation contained in Section 10(j)(ii)(1) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of the Convertible Preferred Stock.
(2)Notwithstanding the foregoing, for any Holder that has elected by written notice to the Company to be subject to the procedures described in this Section 10(j)(ii)(2) (the “Opt-In Procedures”) in connection with any Optional Conversion or Fundamental Change Conversion, as applicable, if any Excess Shares would be issued upon settlement of such conversion, the Company shall initially issue the amount of any such Excess Shares that would otherwise be issuable to such Holder upon such settlement instead to a single account designated for all such Excess Shares in the aggregate and held on the books and records of the Company’s Transfer Agent and, although such Holder’s shares of Convertible Preferred Stock that are converted in connection with such conversion will still be retired and will no longer be outstanding as otherwise set forth in this Certificate of Designations, the shares of Class A Common Stock will be held in abeyance and not be delivered to such Holder until the Company receives appropriate instructions and representations as described in this Section 10(j)(ii)(2) and the relevant notice. Until such representations are made, the Holder will not have any rights to vote or dispose of the securities or the right to direct the voting or disposition of the securities. Thereafter, upon notification by any such Holder and verification by the Company (based solely on a representation by the Holder regarding the current beneficial ownership of Class A Common Stock by the Holder together with its Attribution Parties) that such Holder may receive such shares of Class A Common Stock that it would otherwise be entitled to receive without (together with any Attribution Parties) exceeding the Beneficial Ownership Limitation, the Company shall deliver such additional shares of Class A Common Stock to such Holder promptly thereafter.
(iii)Covenant to Seek the Requisite Shareholder Approval. Prior to the earliest of (A) the first annual meeting of shareholders of the Company to occur following the Initial Issue Date; or (B) ninety (90) days after the Optional Conversion Trigger Date, the Company will provide each holder of Class A Common Stock or other securities entitled to vote at such meeting a proxy statement meeting the requirements of Section 14 of the Exchange Act (and the rules and regulations promulgated thereunder) (the “Proxy Statement”) soliciting each such shareholder’s affirmative vote approving the Company’s issuance of the Conversion Shares to obtain the Requisite Shareholder Approval, and the Company will use its commercially reasonable efforts to solicit its shareholders’ approval and to cause the Board of Directors to recommend to the shareholders that they approve such Requisite Shareholder Approval. The Proxy Statement will be in a form reasonably acceptable to the Holders and accordingly, the Company will provide the Holders with reasonable opportunity to review and comment on the Proxy Statement. If, despite the Company’s commercially reasonable efforts, the Requisite Shareholder Approval is not obtained at such shareholder meeting, the Company will cause an additional meeting of shareholders of the Company to be held every 90 days thereafter until the Requisite Shareholder Approval is obtained, and the Company will hire a reputable proxy solicitor for the purpose of pursuing such approval. The Company will promptly notify the Holders when the Requisite Shareholder Approval is obtained.

(iv)Antitrust Clearance. If the Holder of any shares of Convertible Preferred Stock delivers an Optional Conversion Notice or a Fundamental Change Conversion Notice to the Company and, as a result of the conversion of such shares of Convertible Preferred Stock into voting securities of the Company, a Holder and the Company are required to make a filing pursuant to the HSR Act, the Company and the applicable Holder shall cooperate in preparing and making such filing, and no shares of such Holder’s Convertible Preferred Stock shall be converted into any voting securities of the Company until the waiting period (and any extensions thereof) under the HSR Act has expired or been terminated.
(k)Effect of Common Stock Change Event.
(i)Generally. If there occurs any of the following that does not require a Holder to make an election under Section 7(b):
(1)recapitalization, reclassification or change of the Class A Common Stock, other than (x) changes solely resulting from a stock split or a stock combination of the Class A Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) recapitalization, reclassifications or change of the Class A Common Stock that do not involve the issuance of any other series or class of securities;
(2)consolidation, merger, business combination or binding or statutory share exchange involving the Company;
(3)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4)other substantially similar event,
and, as a result of which, the Class A Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,
(A)from and after the effective time of such Common Stock Change Event: (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Section 10, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7, each reference to any number of shares of Class A Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the term “Class A Common Stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;
(B)if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Optional Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Optional Conversion Date; and

(C)for these purposes: (I) the VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of shareholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Common Stock, by the holders of Class A Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.
(ii)The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(k).
(iii)On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to: (1) provide for subsequent adjustments to the Fundamental Change Conversion Price pursuant to Section 10(i) in a manner consistent with this Section 10(k); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(k)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.
(iv)The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.
Section 11.CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.
(a)Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Price or any function thereof or the Cash Consideration Equivalent Value or any function thereof, over a period of multiple days (including to calculate an adjustment to the Optional Conversion Price or the Fundamental Change Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Optional Conversion Price or the Fundamental Change Conversion Price, as applicable, pursuant to Section 10(e) and Section 10(i), respectively, that becomes effective at any time during such period.
(b)Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved, and not outstanding shares of Class A Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Class A Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Class A Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Class A Common Stock, each reference in this Certificate of Designations to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery.

(c)Status of Shares of Common Stock. Each share of Class A Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights, and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Class A Common Stock will be delivered). If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Class A Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.
(d)Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp, or similar issue or transfer tax or duty due on the issue of any shares of Class A Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.
Section 12.CALCULATIONS.
(a)Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Optional Conversion Price, the Fundamental Change Conversion Price, the Last Reported Sale Prices, the Cash Consideration Equivalent Value and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.
(b)Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Optional Conversion Date or Fundamental Change Conversion Date, as applicable. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.
Section 13.TAX TREATMENT. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of the Code and Treasury Regulations Section 1.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.
Section 14.NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile, or by e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally-recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.
Section 15.NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences, or voting powers, except as provided in this Certificate of Designations or the Certificate of Formation or as required by applicable law.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

DREAM FINDERS HOMES, INC.

By:	/s/ Patrick O. Zalupski
Name: Patrick O. Zalupski
Title: President and Chief Executive Officer

[Signature page to Certificate of Designations]

EXHIBIT A
FORM OF CONVERTIBLE PREFERRED STOCK
[●]
Series B Convertible Preferred Stock
Certificate No. [_____]    No. Shares1 [______]
Dream Finders Homes, Inc., a Texas corporation (the “Company”), certifies that [_______] is the registered owner of [___] shares of the Company’s Series B Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]
1 Insert number of shares for Physical Certificate only.

IN WITNESS WHEREOF, [●] has caused this instrument to be duly executed as of the date set forth below.

Date: ___________________________________	DREAM FINDERS HOMES, INC. By: _________________________________________ Name: ______________________________________ Title: _______________________________________
Date: ___________________________________	By: _________________________________________ Name: ______________________________________ Title: _______________________________________

TRANSFER AGENT’S COUNTERSIGNATURE
[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date: ___________________________________	By: _________________________________________ Name: ______________________________________ Authorized Signatory

REVERSE OF SECURITY

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS AND PREFERENCES, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CERTIFICATE OF FORMATION OF THE COMPANY, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES TO GIVE THE COMPANY A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.
[INSERT RESTRICTIVE LEGENDS IN ACCORDANCE WITH SUBSCRIPTION AGREEMENT]
FOR VALUE RECEIVED, ________________ hereby sell, assign and transfer unto
_____________________________________________________________________________________________
(Insert assignee’s social security or tax identification number)
_____________________________________________________________________________________________
(Insert address and zip code of assignee)
Shares of the Series B Convertible Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
_____________________________________________________________________________________________
agent to transfer the said shares of Series B Convertible Preferred Stock evidenced hereby on the books of the within-named Company with full power of substitution in the premises.
Date: ________________________________________________________________________________________
Signature: ____________________________________________________________________________________
(Sign exactly as your name appears on the other side of this Series B Convertible Preferred Stock)
Signature Guarantee: ____________________________________________________________________________
Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union reasonably acceptable to the Company or meeting the requirements of any transfer agent appointed by the Company from time to time, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
OPTIONAL CONVERSION NOTICE
DREAM FINDERS HOMES, INC.
Series B Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):
☐    all of the shares of Convertible Preferred Stock
☐    __________2 shares of Convertible Preferred Stock
Identified by CUSIP No. ____________ and Certificate No. __________
By its delivery of this Optional Conversion Notice, the undersigned represents and warrants to the Company that in giving effect to the conversion evidenced hereby the Holder together with its Attribution Parties will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be beneficially owned under Section 10(j)(ii)(1) of the Certificate of Designations relating to the Convertible Preferred Stock.

Current aggregate beneficial ownership of Common Stock of the Holder together with its Attribution Parties (immediately prior to the conversion of the Convertible Preferred Stock): ____________________shares of Common Stock.

Date: ___________________________________
______________________________________________
(Legal Name of Holder)

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

Signature Guaranteed: ______________________________________________ (Participant in a Recognized Signature Guarantee Medallion Program) By: __________________________________________ Authorized Signatory

2Must be a whole number
B-1

EXHIBIT C
FUNDAMENTAL CHANGE CONVERSION NOTICE
DREAM FINDERS HOMES, INC.
Series B Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):
☐    all of the shares of Convertible Preferred Stock
☐    __________3 shares of Convertible Preferred Stock
By its delivery of this Fundamental Change Conversion Notice, the undersigned represents and warrants to the Company that in giving effect to the conversion evidenced hereby the Holder together with its Attribution Parties will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be beneficially owned under Section 10(j)(ii)(1) of the Certificate of Designations relating to the Convertible Preferred Stock.

Current aggregate beneficial ownership of Common Stock of the Holder together with its Attribution Parties (immediately prior to the conversion of the Convertible Preferred Stock): ____________________shares of Common Stock.

Identified by CUSIP No. ____________ and Certificate No. __________

Date: ___________________________________
______________________________________________
(Legal Name of Holder)

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

Signature Guaranteed: ______________________________________________ (Participant in a Recognized Signature Guarantee Medallion Program) By: __________________________________________ Authorized Signatory
3Must be a whole number
C-1

EXHIBIT D
FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
D-1